Exhibit 99.1
Carter Validus Mission Critical REIT II, Inc.
Fourth Quarter and Full Year 2018 Results
TAMPA, FL (April 5, 2019) - Carter Validus Mission Critical REIT II, Inc., or the Company, a public, non-traded real estate investment trust focused on net-leased data center and healthcare properties, announced operating results for the fourth quarter and full year ended December 31, 2018.
Quarter Ended December 31, 2018, Highlights

•	Net income attributable to common stockholders totaled $6.5 million.

•	Net operating income, or NOI, totaled $36.7 million.

•	Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to common stockholders equaled $21.9 million.

•	Modified funds from operations, or MFFO, as defined by the Institute for Portfolio Alternatives, or the IPA, attributable to common stockholders equaled $17.6 million.

•	The Company acquired one data center and seven healthcare properties for an aggregate purchase price of $76.0 million.

•
Effective October 1, 2018, the price of the Company's common stock issued pursuant to its distribution reinvestment plan, or DRIP, is $9.25 per each class of share (Class A, Class I, Class T and Class T2), reflecting the net asset value established on September 27, 2018 by the Company's board of directors.

•
On November 27, 2018, the Company terminated its follow-on offering. At the completion of the follow-on offering, the Company raised gross offering proceeds of approximately $129.3 million. As of December 31, 2018, the Company had accepted investors’ subscriptions for and issued approximately 143.4 million shares of common stock, including shares of common stock issued pursuant to the DRIP, in our initial and follow-on offerings, resulting in receipt of gross proceeds of approximately $1.4 billion.

•	During the three months ended December 31, 2018, the Company repurchased approximately 1.1 million shares of common stock for approximately $10.5 million, or $9.25 per share.
Michael Seton, the Company’s Chief Executive Officer and President, stated, “During 2018, we successfully completed over $200 million in property acquisitions comprised of 15 properties. We expect these acquisitions to be accretive to our overall portfolio as we diversify our tenant and geographic base for each of our healthcare and data center verticals. Our primary focus over the past year, in addition to sourcing property additions, has been to focus on ways to extract value from owned assets. We continue to evaluate opportunities in the marketplace, including traditional property acquisitions, to find ways to maximize stockholder value.”
An explanation of FFO, MFFO and NOI, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this exhibit.
Financial Results
Quarter Ended December 31, 2018, Compared to Quarter Ended December 31, 2017

•	Net income attributable to common stockholders was $6.5 million for the quarter ended December 31, 2018, compared to $6.4 million for the quarter ended December 31, 2017, or a 2% increase.

•	FFO attributable to common stockholders was $21.9 million for the quarter ended December 31, 2018, an increase of 15%, compared to $19.1 million for the quarter ended December 31, 2017.

•	MFFO attributable to common stockholders was $17.6 million for the quarter ended December 31, 2018, an increase of 16%, compared to $15.2 million for the quarter ended December 31, 2017.
Year Ended December 31, 2018, Compared to Year Ended December 31, 2017

•	Net income attributable to common stockholders was $28.9 million for the year ended December 31, 2018, compared to $21.3 million for the year ended December 31, 2017, or a 36% increase.

•	FFO attributable to common stockholders was $87.1 million for the year ended December 31, 2018, an increase of 40%, compared to $62.4 million for the year ended December 31, 2017.

•	MFFO attributable to common stockholders was $69.6 million for the year ended December 31, 2018, an increase of 39%, compared to $49.9 million for the year ended December 31, 2017.
Operating Results
Quarter Ended December 31, 2018, Compared to Quarter Ended December 31, 2017

•	NOI was $36.7 million for the quarter ended December 31, 2018, an increase of 23%, compared to $29.8 million for the quarter ended December 31, 2017.

•	Total revenue was $46.6 million for the quarter ended December 31, 2018, an increase of 25%, compared to $37.3 million for the quarter ended December 31, 2017.
Year Ended December 31, 2018, Compared to Year Ended December 31, 2017

•	NOI was $140.0 million for the year ended December 31, 2018, an increase of 41%, compared to $99.0 million for the year ended December 31, 2017.

•	Total revenue was $177.3 million for the year ended December 31, 2018, an increase of 42%, compared to $125.1 million for the year ended December 31, 2017.

•
Same store rental and parking revenue and tenant reimbursement revenue were $94.5 million for the year ended December 31, 2018, an increase of 1%, compared to $94.0 million for the year ended December 31, 2017.

•	Non-same store rental and parking revenue and tenant reimbursement revenue were $82.8 million, an increase of 168%, compared to $30.9 million for the year ended December 31, 2018.
The increase in Financial and Operating Results during the periods presented above are primarily the result of property acquisitions.
Portfolio Overview and Leasing Activity
During the quarter ended December 31, 2018, the Company acquired one data center and seven healthcare properties for an aggregate purchase price of $76.0 million. The acquired properties are comprised of approximately 273,000 rentable square feet and 100% leased to nine tenants with remaining lease terms ranging from six to 19 years.
During the year ended December 31, 2018, the Company acquired eleven healthcare properties and four data center properties for an aggregate purchase price of approximately $217.3 million. The properties total approximately 578,000 rentable square feet, have a weighted average occupancy of 96.0%, and a weighted average remaining lease term of 11.5 years.
As of December 31, 2018, the Company owned 85 properties, located in 43 markets, comprising approximately 5.8 million of rentable square feet with an aggregate purchase price of approximately $1.8 billion. The Company's properties had a weighted average occupancy of 97.6% and weighted average remaining lease term of 9.7 years.

Balance Sheet and Liquidity
On November 27, 2018, the Company completed the follow-on offering. At the completion of the follow-on offering the Company raised gross proceeds of $129.3 million of common stock, which consisted of $29.4 million of Class A shares, $54.6 million of Class I shares, $12.9 million of Class T shares and $32.4 million of Class T2 shares.
As of December 31, 2018, the Company had accepted investors’ subscriptions for and issued approximately 143.4 million shares of Class A, Class I, Class T and Class T2 common stock since inception, including the follow-on offering and shares issued through the DRIP, resulting in receipt of gross proceeds of approximately $1.4 billion, before share repurchases of $63.8 million, selling commissions and dealer manager fees of approximately $96.7 million and other offering costs of approximately $27.0 million.
As of December 31, 2018, the Company had total principal debt outstanding of $822.8 million, consisting of $467.8 million in notes payable and $355.0 million on the credit facility and a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value plus total aggregate purchase price of properties acquired after that date of 37.8%. The Company’s outstanding debt was comprised of 69.0% fixed rate debt (including debt fixed through the use of interest rate swaps) and 31.0% variable rate debt.
During the year ended December 31, 2018, the Company added 16 properties to the collateralized pool of the credit facility, increasing total pool availability by approximately $142.5 million. As of December 31, 2018, the Company had liquidity of $263.2 million, consisting of $68.4 million in cash and cash equivalents and $194.8 million in borrowing base availability on the credit facility.
Distributions
During the fourth quarter of 2018, the Company paid aggregate distributions of $21.0 million ($10.6 million in cash and $10.4 million reinvested in shares of common stock pursuant to the DRIP) and declared distributions per share of $0.18. The Company paid aggregate distributions of $81.2 million during the year ended December 31, 2018, ($40.3 million in cash and $40.9 million through the DRIP) declaring $0.63 per share in distributions.
The Company paid aggregate distributions and declared distributions per share of each class of common stock as follows:
Class A Shares:

•
paid distributions of $13.4 million for the quarter ended December 31, 2018, ($7.0 million in cash and $6.4 million reinvested in shares of common stock pursuant to the Company's DRIP) and distributions of $53.7 million for the year ended December 31, 2018 ($27.7 million in cash and $26.0 million reinvested in shares of common stock pursuant to the Company's DRIP);

•	declared distributions per share of $0.17 for the quarter ended December 31, 2018, and $0.65 for the year ended December 31, 2018.
Class I Shares:

•
paid distributions of $1.9 million for the quarter ended December 31, 2018, ($1.1 million in cash and $0.8 million reinvested in shares of common stock pursuant to the DRIP) and distributions of $6.0 million for the year ended December 31, 2018 ($3.4 million in cash and $2.6 million reinvested in shares of common stock pursuant to the Company's DRIP);

•	declared distributions per share of $0.17 for the quarter ended December 31, 2018, and $0.65 for the year ended December 31, 2018.
Class T Shares:

•
paid distributions of $5.3 million for the quarter ended December 31, 2018, ($2.3 million in cash and $3.0 million reinvested in shares of common stock pursuant to the DRIP) and distributions of $20.8 million for the year ended December 31, 2018 ($8.9 million in cash and $11.9 million reinvested in shares of common stock pursuant to the Company's DRIP);

•	declared distributions per share of $0.14 for the quarter ended December 31, 2018, and $0.56 for the year ended December 31, 2018.

Class T2 Shares:

•
paid distributions of $0.4 million for the quarter ended December 31, 2018, ($0.2 million in cash and $0.2 million reinvested in shares of common stock pursuant to the DRIP) and distributions of $0.7 million for the year ended December 31, 2018 ($0.3 million in cash and $0.4 million reinvested in shares of common stock pursuant to the Company's DRIP);

•	declared distributions per share of $0.14 for the quarter ended December 31, 2018, and $0.44 for the year ended December 31, 2018.
Supplemental Information
The Company routinely announces material information to investors and the marketplace using press releases, SEC filings and the Company's website at www.cvmissioncriticalreit2.com/pressreleases.html. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions and other supplemental information may be found attached to the Form 8-K filed April 5, 2019. A comprehensive listing of the Company's properties is available at www.cvmissioncriticalreit2.com/propertygallery.html.
About Carter Validus Mission Critical REIT II, Inc.
Carter Validus Mission Critical REIT II, Inc. is a public, non-traded corporation headquartered in Tampa, Florida that currently qualifies and is taxed as a real estate investment trust that engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities. As of December 31, 2018, the Company owned 85 real estate properties, consisting of 29 data centers and 56 healthcare properties located in 43 markets across the United States.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are predicated on current assumptions regarding operational strategies, anticipated events and trends, the economy, and other future conditions. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Investor Relations:
Miranda Davidson
IR@cvreit.com

Balance Sheet (amounts in thousands, except share data)

	December 31, 2018	December 31, 2017
ASSETS
Real estate:
Land	$246,790	$223,277
Buildings and improvements, less accumulated depreciation of $84,594 and $45,789, respectively	1,426,942	1,250,794
Construction in progress	—	31,334
Total real estate, net	1,673,732	1,505,405
Cash and cash equivalents	68,360	74,803
Acquired intangible assets, less accumulated amortization of $42,081 and $22,162, respectively	154,204	150,554
Other assets, net	67,533	47,182
Total assets	$1,963,829	$1,777,944
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $3,441 and $4,393, respectively	464,345	463,742
Credit facility, net of deferred financing costs of $2,489 and $601, respectively	352,511	219,399
Accounts payable due to affiliates	12,427	15,249
Accounts payable and other liabilities	29,555	27,709
Intangible lease liabilities, less accumulated amortization of $7,592 and $2,760, respectively	57,606	61,294
Total liabilities	916,444	787,393
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 500,000,000 shares authorized; 143,412,353 and 126,559,834 shares issued, respectively; 136,466,242 and 124,327,777 shares outstanding, respectively	1,364	1,243
Additional paid-in capital	1,192,340	1,084,905
Accumulated distributions in excess of earnings	(152,421)	(99,309)
Accumulated other comprehensive income	6,100	3,710
Total stockholders’ equity	1,047,383	990,549
Noncontrolling interests	2	2
Total equity	1,047,385	990,551
Total liabilities and stockholders’ equity	$1,963,829	$1,777,944

Quarterly Income Statement (amounts in thousands, except share data)

	Three Months Ended December 31,
	2018	2017
Revenue:
Rental and parking revenue	$40,335	$32,493
Tenant reimbursement revenue	6,234	4,773
Total revenue	46,569	37,266
Expenses:
Rental and parking expenses	9,888	7,502
General and administrative expenses	1,870	870
Asset management fees	3,459	2,908
Depreciation and amortization	15,410	12,646
Total expenses	30,627	23,926
Income from operations	15,942	13,340
Interest and other expense, net	9,476	6,932
Net income attributable to common stockholders	$6,466	$6,408
Other comprehensive income:
Unrealized income (loss) on interest rate swaps, net	(4,975)	2,589
Comprehensive income attributable to common stockholders	$1,491	$8,997
Weighted average number of common shares outstanding:
Basic	135,271,638	119,651,271
Diluted	135,297,138	119,666,234
Net income per common share attributable to common stockholders:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05

Annual Income Statement (amounts in thousands, except share data)

	For the Year Ended December 31,
	2018	2017
Revenue:
Rental and parking revenue	$152,975	$106,168
Tenant reimbursement revenue	24,357	18,927
Total revenue	177,332	125,095
Expenses:
Rental and parking expenses	37,327	26,096
General and administrative expenses	5,396	4,069
Asset management fees	13,114	9,963
Depreciation and amortization	58,258	41,133
Total expenses	114,095	81,261
Income from operations	63,237	43,834
Interest and other expense, net	34,364	22,555
Net income attributable to common stockholders	$28,873	$21,279
Other comprehensive income:
Unrealized income on interest rate swaps, net	$2,390	$2,870
Comprehensive income attributable to common stockholders	$31,263	$24,149
Weighted average number of common shares outstanding:
Basic	131,040,645	101,714,148
Diluted	131,064,388	101,731,944
Net income per common share attributable to common stockholders:
Basic	$0.22	$0.21
Diluted	$0.22	$0.21

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental and parking expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, asset management fees and interest expense, net. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2018.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three and twelve months ended December 31, 2018 and 2017 (amounts in thousands):

	Three Months Ended December 31,
	2018	2017
Revenue:
Rental, parking and tenant reimbursement revenue	$46,569	$37,266
Expenses:
Rental and parking expenses	9,888	7,502
Net operating income	36,681	29,764

Expenses:
General and administrative expenses	1,870	870
Asset management fees	3,459	2,908
Depreciation and amortization	15,410	12,646
Income from operations	15,942	13,340
Interest expense, net	9,476	6,932
Net income attributable to common stockholders	$6,466	$6,408

	Year Ended December 31,
	2018	2017
Revenue:
Rental, parking and tenant reimbursement revenue	$177,332	$125,095
Expenses:
Rental and parking expenses	37,327	26,096
Net operating income	140,005	98,999

Expenses:
General and administrative expenses	5,396	4,069
Asset management fees	13,114	9,963
Depreciation and amortization	58,258	41,133
Income from operations	63,237	43,834
Interest expense, net	34,364	22,555
Net income attributable to common stockholders	$28,873	$21,279

The Company generates almost all of the net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net income.
The following breaks out same store and non-same store components of net operating income for the twelve months ended December 31, 2018 and 2017 (amounts in thousands):

	Twelve Months Ended December 31,
	2018	2017
Revenue:
Same store rental and parking revenue	$77,777	$77,791
Same store tenant reimbursement revenue	16,711	16,227
Non-same store rental, parking and tenant reimbursement revenue	82,794	30,939
Other operating income	50	138
Total revenue	177,332	125,095
Expenses:
Same store rental and parking expenses	19,452	18,873
Non-same store rental and parking expenses	17,875	7,223
Net operating income	$140,005	$98,999
One of the Company’s objectives is to provide cash distributions to its stockholders from cash generated by the Company’s operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which the Company believes is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines FFO, consistent with NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.
The Company, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which the Company believes provides a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on the Company’s operations from trends in occupancy.
Publicly registered, non-listed REITs, such as the Company, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that publicly registered, non-listed REITs, like the Company, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. The Company will use cash flows from operations and debt financings to acquire real estate assets and real estate-related investments, and the Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable; however, the Company's board of directors does not anticipate evaluating a liquidity event (i.e., listing of its shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of its assets, or another similar transaction) until five to seven years after the termination of the primary offering of the Company's initial public offering, which is generally comparable to other publicly registered, non-listed REITs. Thus, the Company does not intend to continuously purchase real estate assets and intends to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITs, the IPA has standardized a measure known as modified funds from operations, or MFFO, which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines MFFO, a non-GAAP measure, consistent with the IPA’s definition in its Practice Guideline: FFO further adjusted for the following items included in the determination of GAAP net income; acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income, and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company’s MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, the Company excludes amortization of above and below-market leases, amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payment) and ineffectiveness of interest rate swaps. The other adjustments included in the IPA’s Practice Guideline are not applicable to the Company.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the quarterly periods presented below and twelve months ended December 31, 2018 and 2017 (amounts in thousands, except share data and per share amounts):

	Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net income attributable to common stockholders	$6,466	$7,717	$7,186	$7,504	$6,408
Adjustments:
Depreciation and amortization	15,410	14,849	14,282	13,717	12,646
FFO attributable to common stockholders	$21,876	$22,566	$21,468	$21,221	$19,054
Adjustments:
Amortization of intangible assets and liabilities (1)	(1,022)	(1,086)	(1,085)	(1,087)	(854)
Straight-line rents (2)	(3,355)	(3,326)	(3,372)	(3,311)	(2,910)
Ineffectiveness of interest rate swaps	70	(49)	38	39	(42)
MFFO attributable to common stockholders	$17,569	$18,105	$17,049	$16,862	$15,248
Weighted average common shares outstanding - basic	135,271,638	132,467,127	129,926,130	126,384,346	119,651,271
Weighted average common shares outstanding - diluted	135,297,138	132,491,755	129,948,432	126,401,940	119,666,234
Net income per common share - basic	$0.05	$0.06	$0.06	$0.06	$0.05
Net income per common share - diluted	$0.05	$0.06	$0.06	$0.06	$0.05
FFO per common share - basic	$0.16	$0.17	$0.17	$0.17	$0.17
FFO per common share - diluted	$0.16	$0.17	$0.17	$0.17	$0.17

(1)
Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and are amortized, similar to depreciation and amortization of real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(2)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.

	For the Year Ended December 31,
	2018	2017
Net income attributable to common stockholders	$28,873	$21,279
Adjustments:
Depreciation and amortization	58,258	41,133
FFO attributable to common stockholders	$87,131	$62,412
Adjustments:
Amortization of intangible assets and liabilities (1)	(4,280)	(1,817)
Straight-line rents (2)	(13,364)	(10,596)
Ineffectiveness of interest rate swaps	98	(58)
MFFO attributable to common stockholders	$69,585	$49,941
Weighted average common shares outstanding - basic	131,040,645	101,714,148
Weighted average common shares outstanding - diluted	131,064,388	101,731,944
Net income per common share - basic	$0.22	$0.21
Net income per common share - diluted	$0.22	$0.21
FFO per common share - basic	$0.66	$0.61
FFO per common share - diluted	$0.66	$0.61

(1)
Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and are amortized, similar to depreciation and amortization of real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(2)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.